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                                                                EXHIBIT (8)(aaa)

                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT
          BETWEEN FAM DISTRIBUTORS, INC., BLACKROCK DISTRIBUTORS, INC.
                    AND MERRILL LYNCH LIFE INSURANCE COMPANY



         THIS AMENDMENT, effective as of the 1st day of May, 2007, by and among FAM Distributors, Inc., BlackRock Distributors, Inc., a Delaware corporation, (together with FAM Distributors, Inc., collectively, the "Underwriter") and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company");


                                   WITNESSETH:

         WHEREAS, FAM Distributors, Inc., the former sole underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, as amended (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

         WHEREAS, FAM Distributors, Inc., BlackRock Distributors, Inc. and the Company executed an Instrument of Accession and Amendment No. 2 to the Agreement whereby BlackRock Distributors, Inc. agreed to act as co-underwriter along with FAM Distributors, Inc. for certain Funds as set forth on Schedule B to the Agreement; and

         WHEREAS, the Underwriter and the Company desire to amend the aforesaid Agreement to add additional Funds, among other reasons.

         NOW, THEREFORE, in consideration of the above premises, the Underwriter and the Company hereby agree:

         1.   Amendments.

                  (a) Schedule B to the Agreement is amended in its entirety and is replaced by the Schedule B attached hereto;

                  (b) Article X of the Agreement is hereby amended as follows:

                  If to the Company:     Barry G. Skolnick, Esquire
                                         Senior Vice President & General Counsel
                                         1700 Merrill Lynch Drive, 3rd Floor
                                         Pennington, New Jersey 08534

         2. Effectiveness. This Amendment shall be effective as of the date first above written.


         3. Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                     (Signatures located on following page)



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         IN WITNESS WHEREOF, the Underwriter and the Company have caused the
Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


                                    MERRILL LYNCH LIFE INSURANCE COMPANY


                                    By:
                                         ---------------------------------
                                    Name: Kirsty Lieberman
                                    Title:   Vice President & Senior Counsel



                                    FAM DISTRIBUTORS, INC.


                                    By:
                                         ---------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                         ---------------------------------



                                    BLACKROCK DISTRIBUTORS, INC.


                                    By:
                                         ---------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                         ---------------------------------

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                                   SCHEDULE B


LIST OF FUNDS:


INVESTOR A SHARES OF THE FOLLOWING FUNDS:

BlackRock Basic Value Fund, Inc.
BlackRock Bond Fund of BlackRock Bond Fund, Inc.
BlackRock Fundamental Growth Fund, Inc.
BlackRock Global Allocation Fund, Inc.
BlackRock Global SmallCap Fund, Inc.
BlackRock Government Income Portfolio* of BlackRock Funds
BlackRock High Income Fund of BlackRock Bond Fund, Inc.
BlackRock International Index Fund of BlackRock Index Funds, Inc. BlackRock International Value Fund of BlackRock Funds II
BlackRock Large Cap Core Fund of BlackRock Large Cap Series Funds, Inc. BlackRock Large Cap Growth Fund of BlackRock Large Cap Series Funds, Inc. BlackRock Large Cap Value Fund of BlackRock Large Cap Series Funds, Inc. BlackRock S&P 500 Index Fund of BlackRock Index Funds, Inc.
BlackRock Short-Term Bond Fund of BlackRock Short-Term Bond Series, Inc. BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc.
BlackRock Value Opportunities Fund, Inc.
Merrill Lynch Ready Assets Trust


*BlackRock Distributors, Inc. is the sole underwriter for this Fund.




As of May 1, 2007